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                                                                    EXHIBIT 99.2

DEPARTMENT OF HEALTH AND HUMAN SERVICES           Public Health Service
_______________________________________________________________________
                                     Food and Drug Administration
                                     Center for Devices and
                                      Radiological Health
                                     2098 Gaither Road
                                     Rockville, MD 20850

                                WARNING LETTER
                                --------------

VIA FEDERAL EXPRESS
- -------------------

Mr. Leon C. Hirsch
Chairman
United States Surgical Corp.
150 Glover Avenue
Norwalk, Connecticut 06856

                                     RE: ABBI Biopsy System

Dear Mr. Hirsch:

The Food and Drug Administration (FDA) has reviewed a press release issued by United States Surgical Corp. (U.S. Surgical) on February 13, 1996, regarding your company's ABBI system, which comprises products considered devices under section 201(h) of the Federal Food, Drug, and Cosmetic Act (the Act). The Agency has also reviewed an article published in the New Haven Register on February 14, 1996, a wire service report published by Reuters on February 13, 1996, and a press release issued by Carlisle Hospital on April 24, 1996. We have enclosed a copy of each published piece.

Each of the first two reports describes the ABBI system as being "what the company says is the world's first instrument for minimally invasive breast surgery." The Reuters report refers to your "ABBI device for breast surgery." The only piece that provides the entire name of the device is the Carlisle Hospital press release, which refers to the Advanced Breast Biopsy Instrumentation system. The FDA cleared two biopsy devices produced by your company. One is the Auto Suture Biopsy Device, assigned 510(k) number K954628. The other is the Auto Suture Stereotactic Biopsy Device, assigned 510(k) number K954629. Because of the discussion in the various published pieces, we assume that the ABBI system comprises your Auto Suture Stereotactic Biopsy Device and the stereotactic imaging table manufactured by Lorad and used in conjunction with your device.

The representations described above for the uses of the ABBI are not within the use for which FDA cleared either of your company's biopsy devices for marketing. The devices were cleared for marketing as gastroenterology-urology biopsy instruments, the intended use for which is provided in 21 CFR 876.1075. That section provides that a gastroenterology-urology biopsy instrument is a device used to remove, by cutting or
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aspiration, a specimen of tissue for microscopic examination. This generic type of device includes the biopsy punch, gastrointestinal mechanical biopsy instrument, suction biopsy instrument, gastro-urology biopsy needle and needle set, and nonelectric biopsy forceps. This section of the CFR does not apply to biopsy instruments that have specialized uses in other medical specialty areas and that are covered by classification regulations in other parts of the device classification regulations.

The statement in the press release issued by your company, which is then repeated in the other items, that the ABBI system eliminates the need for a second procedure is a statement that a surgical procedure to remove any further tissue is unnecessary and is at least an implied claim that the biopsy device is itself a surgical tool that can be used to perform lumpectomies, and your company has, as noted above, made an explicit claim that the device is for "minimally invasive breast surgery." The press release issued by U.S. Surgical states that "unlike core needle biopsies, where multiple tissue samples are removed, the ABBI instrument is inserted only once to remove the entire specimen. If the specimen proves to be cancerous, but pathology reports the entire margin is clean, it is up to the clinical judgment of the surgeon as to whether additional tissue must be removed or the procedure can be considered complete. Finally, by replacing the two-step process with a single, minimally invasive procedure, the ABBI system is easier for the patient and operating room staff and can reduce costs." While you may make a claim regarding the efficiency of your device for specimen removal for diagnostic purposes, which may involve the ability of your product to remove specimens that have clean margins, the implication that efficiency obviates and, according to your statement, replaces further procedures is inappropriate because it turns the removal of specimens for diagnosis into the therapeutic removal of cancerous tissue.

The press release issued by Carlisle Hospital referred to the "latest technique for diagnosing breast cancer." The release says that the ABBI could someday replace the procedure commonly referred to as a "lumpectomy." While FDA does not regulate the promotional activities of the hospital, the hospital has been chosen by you to participate in the use of the ABBI system and the Agency believes that the hospital's language describing the system's intended use most likely reflects the way U.S. Surgical has characterized its device. It is inappropriate for Carlisle Hospital to describe your device as being potentially able to perform procedures for which the device has not been cleared.

In a letter to the Agency dated October 17, 1995, Janet Johnson, U.S. Surgical's Regulatory Affairs Associate, stated that the company wished to correct an error made in the intended uses for one of your biopsy devices. The corrected language was to read, "The Auto Suture Stereotactic Biopsy Device has indications for transecting tissue during a surgical biopsy procedure." Because obtaining tissue for a biopsy is generally considered a surgical
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procedure, the word "surgical" was added to the intended use at the company's request. The reviewer with whom Ms. Johnson communicated, however, informed the company that the clearance granted your company for the device would include only intended use as a diagnostic tool, and that you could not make claims for the device as a surgical instrument.

Describing the ABBI system for breast surgery has, therefore, misbranded your Auto Suture Stereotactic Biopsy Device under Section 502(o) of the Act in that appropriate premarket notification required by section 510(k) of the Act was not submitted. The FDA's regulations at 21 CFR 801.4 provide that the term "intended uses" refers to the objective intent of the persons legally responsible for the labeling of devices. That intent may be shown by labeling claims or advertising matter or oral or written statements by such persons or their representatives. Including the device in a system with the name that includes the word "breast" impermissibly changes the intended use of the device, which was cleared, as described above, as a gastroenterology-urology biopsy device. Making a claim regarding breast surgery constitutes another major change in the intended use of the product. Pursuant to section 510(k) of the Act and as explained in 21 CFR 807.81(a)(3)(ii), such changes require the submission of premarket notification.

The ABBI system marketed with claims for breast surgery adulterates your Auto Suture Stereotactic Biopsy Device within the meaning of section 501(f)(1)(k) of the Act in that it is a class III device under section 513(f) of the Act, and does not have an approved application for premarket approval in effect pursuant to section 515(a) of the Act, or an approved application for an investigational device exemption under section 520(g).

The materials other than the press release issued by U.S. Surgical that discuss the product represent summaries of the same information presented in that press release. The Agency assumes that these materials either derive from the press release or are published based on information obtained directly from the company.

This letter is not intended to be an all-inclusive list of deficiencies associated with the ABBI system. It is your responsibility to ensure adherence to each requirement of the Act and the Federal regulations. The specific violations in this letter may represent practices used in other promotional or advertising materials used by your firm. You are responsible for investigating and reviewing these materials to ensure compliance with applicable regulations.

You should take prompt action to correct these violations. Failure to promptly correct these deviations may result in regulatory action being initiated by FDA without further notice. These actions include, but are not limited to, seizure, injunction, and/or civil penalties.

Please notify this office within 15 working days of the receipt of this letter of the specific steps you have taken to correct the cited violations. Your response should also include all steps being taken to address false and misleading information currently in the marketplace
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and actions to prevent similar violations in the future. If corrective action cannot be completed within 15 working days, state the reason for the delay and the time within which the corrections will be completed.

Send your response to Deborah Wolf, Regulatory Counsel, Promotion and Advertising Policy Staff, Office of Compliance (HFZ-302), Center for Devices and Radiological Health, 2098 Gaither Road, Rockville, Maryland 20850.

A copy of this letter is being sent to FDA's Boston District Office. Please send a copy of your response to the District Director, Boston District Office (HFR-NE240), One Montvale Avenue, Stoneham, Massachusetts 02180.

                                     Sincerely yours,


                                     Lillian J. Gill
                                     Director
                                     Office of Compliance
                                     Center for Devices and
                                     Radiological Health

Enclosures